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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The following entities are wholly-owned subsidiaries of Commerce Energy Group,
Inc.:

                                           Jurisdiction of
Name                                         Organization
----                                       ---------------
Commonwealth Energy Corporation               California

electricAmerica, Inc.                         Delaware

electric.com, Inc.                            Delaware

Skipping Stone Inc.                           Delaware

UtiliHost, Inc.                               Delaware